REAL ESTATE PURCHASE AGREEMENT

This Real Estate Purchase Agreement ("this Agreement") is made and entered into this 24th day of June, 1998, by and between NORTHWEST TELEPRODUCTIONS, INC., a Minnesota corporation ("Seller"), and LINDUE, LLC, a Minnesota limited liability company ("Purchaser"). The Seller and Purchaser are hereinafter referred to as "Party" or, collectively, "Parties."

Seller is the fee owner of real property consisting of two parcels of land and two buildings located at 4000 West 76th Street ("76th Street Property") and 4455 West 77th Street ("77th Street Property"), respectively, Edina, Hennepin County, Minnesota, together with all buildings and improvements constructed on said land and all easements, covenants and rights benefitting or appurtenant to the said land or improvements (collectively, "Real Property"). The legal descriptions of the Real Property are set forth in Exhibit A attached to this Agreement.

Purchaser desires to purchase and Seller desires to sell the Real Property and the other property and interests described in Section 1 of this Agreement. The Real Property and the items of property described in Sections 1(b) through 1(g), collectively, are referred to as "Real Property".

In consideration of and in reliance upon the terms, covenants and conditions of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Sale of Property. Seller will sell to Purchaser and Purchaser will purchase from Seller all of Seller's right, title and interest in and to the Real Property described as follows:

                    (a) The Real Property;

                    (b) All personal property located in or about the Real Property owned by Seller and used in the maintenance or operation of the Real Property, including without limitation those items described in Exhibit B attached hereto ("Personal Property").

                    (c) Seller's interest in the service and maintenance contracts, equipment leases and other contracts relating to the Real Property and the Personal Property described in Exhibit C attached hereto ("Contracts").

                    (d) Seller's interests in the permits and licenses described in Exhibit D attached hereto ("Permits").

                    (e) Seller's interests in all warranties and guaranties given to, assigned to or benefitting Seller or the Real Property or the Personal Property relating to the acquisition, construction, design, use, operation, management or maintenance of the Real Property and the Personal Property, if any ("Warranties").

                    (f) All originals and copies of the as-built blueprints, plans and specifications relating to the Real Property and the Personal Property in Seller's possession, if any ("Plans").

                    (g) All records of Seller relating to the Real Property and the Personal Property and the ownership, operation and management of the Real Property, including without limitation current real estate tax statements and special assessment notices; insurance policies; and records of maintenance, repairs, services and capital improvements to the Real Property to the extent such materials are within Seller's possession or control (the "Records"); provided, however, that Seller may retain such copies of the Records as may be appropriate in order to satisfy its legal obligations.

Seller will deliver to Purchaser true and correct copies of all Contracts, Permits, Warranties, Plans and Records for Purchaser's review, as soon as reasonably possible after both Parties shall have signed this Agreement.

2. Purchase Price and Manner of Payment. The purchase price ("Purchase Price") to be paid by Purchaser to Seller for the Real Property will be One Million Six Hundred Thousand and no/100 Dollars ($1,600,000). The Purchase Price will be allocated $700,000 to the 76th Street Property and $900,000 to the 77th Street Property.

Purchaser will pay the Purchase Price as follows:

                    (a) Upon execution of this Agreement, Purchaser will pay Ten Thousand Dollars ($10,000) earnest money ("Earnest Money") to Commercial Partners Title, LLC, 330 Second Avenue South, Suite 820, Minneapolis, Minnesota 55401 ("Closing Agent"), to be deposited into an interest bearing trust account of Closing Agent, and to be paid by Closing Agent to Seller at the Closing. The interest from such trust account will be paid to Purchaser.

                    (b) At the Closing, Purchaser will pay to Seller the One Million Five Hundred Ninety Thousand Dollars ($1,590,000) balance of the Purchase Price, less the sum of any and all the following amounts:

                            (i) The total payments necessary to pay in full that
                           debt  and  to  satisfy  that  Mortgage  on  the  Real
                           Property, described in Section 4D below, including principal, interest and all costs to prepay and satisfy the Mortgage and to record such satisfaction;

                           (ii) The total payments necessary to pay, or reimburse Purchaser for, any taxes or assessments to be paid by Seller pursuant to Section 6, below, and any fees, costs or expenses incurred pursuant to Sections 7, 7A or 7B, below;

                           (iii) The amount equal to the projected costs of roof repair as reserve for roof repair on the office buildings located on the 76th Street Property and the 77th Street Property, all as set forth in Section 7;

                           (iv) Any amount to be paid by Seller pursuant to the provisions of that Agreement On Use of Proceeds referred to in subsection 8(b), below;

                           (v) Any amount due Lessor as of the Date of Closing, pursuant to the terms of either of those real estate Leases described in Section 8(a) below, including without limitation Tax Costs and Operation Costs;

                           (vi) This Section 2(b)(vi) intentionally left blank; and

                           (vii) Any other fees, costs and expenses which this Agreement specifically provides will be paid by Seller, including, without limitation, those charges, fees and expenses to be paid or reimbursed by Seller pursuant to the provisions of Section 7(c), below.

3.       Survey; Phase I; Access.

         3A. Survey As soon as reasonably possible after the date of this Agreement, Seller will at its cost and expense furnish to Purchaser a survey of the Real Property ("Survey"), certified to Closing Agent and Chicago Title Insurance Company ("Chicago Title"), prepared by a Registered Land Surveyor properly licensed to practice in Minnesota and reasonably acceptable to Purchaser. The Survey will be prepared so as to allow Chicago Title to issue an owner's policy of title insurance with regard to the Real Property without any exception for incomplete or inadequate survey and will show the Real Property and the location of all boundaries, improvements to and encroachments on the Real Property, and any and all easements affecting the Real Property, including but not limited to any encumbrances identified in the Title Commitment.

         3B. Phase I Environmental Report. As soon as reasonably possible after the date of this Agreement, Seller will at its cost and expense furnish to Purchaser a Phase I Environmental Report to be prepared relating to the Real Property by an environmental consultant reasonably acceptable to Purchaser.

         3C. Access. Seller will allow Purchaser and Purchaser's agents access to the Real Property at all reasonable times for Purchaser's investigating and testing the premises.

4. Evidence of Title; Examination of Title; Objections; Remedies. Seller will at its cost and expense cause the following documents to be delivered to Purchaser:

          (a) Title Insurance Commitment. A commitment ("Title Commitment") for an ALTA Owner's Policy (10-17-92) of Title Insurance ("Title Policy"), insuring title to the Real Property. It shall be a condition to Purchaser's obligation to close that Chicago Title agree to delete the so called standard exceptions, provide for extended coverage risks and include special endorsements for zoning, contiguity, appurtenant easements and such other customary matters as Purchaser may reasonably request, issued by Chicago Title. The Title Commitment will state Chicago Title's commitment to insure marketable fee title in Purchaser. Purchaser will pay the premium for the Title Policy.

          (b) Encumbrances. A copy of every document referenced as an exception to the title of the Real Property as described in the Title Commitment.

         4A. Objections. Within twenty (20) days after the date of receipt of the Title Commitment (or within 20 days after the date of execution of this Agreement if Purchaser shall have received the Title Commitment prior to said date), Purchaser may make objections to the form or content thereof, such objections to be made in writing or deemed waived. If Purchaser makes such written objections, Seller will be allowed sixty (60) days to cure them. Seller will use its best efforts to cure such objections and will not withhold its consent to any reasonable request from Chicago Title to allow Chicago Title to issue the Policy for Title Insurance contemplated hereby. Closing and the payments hereunder required will be postponed pending curing of the objections, but upon curing of all such objections and within ten (10) days after notice thereof, the Parties will perform this Agreement according to its terms.

          4B. Remedies. If the Title Commitment is not acceptable to Purchaser and is not made so within sixty (60) days from the date of written objections thereto as provided above, Purchaser may:

               (a) Declare this Agreement null and void, and, in such event, receive a refund of all Earnest Money paid hereunder and interest thereon; or

               (b) Complete the Closing and withhold from the Purchase Price at Closing an amount which, in the mutual judgment of Closing Agent, Seller and Purchaser, is sufficient to ensure correction of title and satisfaction of any liens and encumbrances, pending correction of title; or

               (c) Waive any defect in title and complete the Closing.


         4C. Purchaser's Right To Correct. If the objections to the Title Commitment are not corrected within ninety (90) days after Closing pursuant to the terms of Section 4B(b), above, Purchaser may thereafter correct any of said defects in title and retain an amount to reimburse Purchaser for all costs in connection therewith, including without limitation reasonable attorneys' fees.

         4D. Satisfaction of Mortgage. Without limiting any provision of this Agreement, Seller will pay the total amount necessary (including without limitation fees and penalties, if any) to pay in full that debt and to satisfy that certain Mortgage on the Real Property ("Mortgage") dated June 4, 1997, filed June 5, 1997, as Document No. 2816029, executed by Northwest
Teleproductions, Inc., a Minnesota corporation, in favor of NationsCredit Commercial Corporation, through its NationsCredit Commercial Funding Division, to secure $2,560,000, including principal, interest and all costs to prepay and satisfy the Mortgage and to record such satisfaction.

5.       Representations and Warranties.

         5A. Seller's Representations and Warranties. Seller represents and warrants to Purchaser the following as a material inducement to enter into this
Agreement:

          (a) Organization and Standing of Seller. Seller (i) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Minnesota and (ii) has the corporate power and authority necessary to own its assets and carry on its business as now conducted by Seller.

          (b) Execution, Delivery, Performance and Binding Effect. The execution, delivery and performance of this Agreement and all other agreements and documents executed and delivered by Seller in connection with this Agreement ("Seller's Related Agreements") and the consummation by Seller of the transactions contemplated by this Agreement and Seller's Related Agreements have been duly authorized by all necessary corporate action, including by Seller's board of directors. Seller has power and authority to enter into and perform its obligations under this Agreement and each of the Seller's Related Agreements. Delivery and performance by Seller of this Agreement and Seller's Related Agreements will not conflict with, violate any provision of, result in the breach of, or constitute a default under
          (i) Seller's articles or certificate of incorporation or bylaws, (ii) any federal or state law, rule or regulation, (iii) any order, judgment, injunction or other action of any court, or (iv) any contract or agreement, including without limitation any security agreement or credit or loan agreement, by which Seller is bound. This Agreement and the Seller's Related Agreements constitute legal, valid and binding obligations of Seller enforceable against it in accordance with their respective terms.

          (c) Consents. Seller's execution, delivery and performance of this Agreement and the Seller's Related Agreements do not require the consent, approval or authorization of any person not a Party to this Agreement.

          (d) Encumbrances. Seller shall not take any voluntary action, after the date of this Agreement, that will affect the status of title to the Property in a materially adverse way. It shall be a condition for the benefit of Purchaser that on the date of the Closing, Seller will own the Real Property free and clear of all liens, charges and encumbrances other than any encumbrances that are specifically described in Exhibit E attached hereto and by this reference are permitted by the Purchaser.

          (e) Legal Proceedings. To the best of Seller's actual knowledge (i) Seller has received no notice of any action, litigation or other legal proceeding pending against the Seller which materially affects the Real Property or use of the Real Property or any portion thereof, and
          (ii) no action, litigation, or other legal proceeding is pending or threatened against the Real Property or any part thereof.

          (f) Outstanding Contracts. As of the Closing, Seller will have caused no contracts to be in effect in connection with the Real Property or any part thereof except those set forth in Exhibit C and any other contracts that may be terminated without cost to Purchaser on thirty
          (30) days' notice.

          (g) Rights of Others to Purchase. Seller has not entered into any other contracts for the sale of the Real Property or any portion thereof, and as of the Closing there will be no first rights of refusal or other rights to purchase the Real Property except those which are subject to the rights of Purchaser.

          (h) FIRPTA. Seller is not a "foreign person," "foreign corporation," "foreign trust" or "foreign estate" as those terms are used in Section 1445 of the Internal Revenue Code.

          (i) Environmental Laws. To the best of Seller's actual knowledge, (i) no toxic or hazardous substances or wastes, chemicals, pollutants or contaminants (including without limitation asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, and any hazardous substance as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980 ["CERCLA"], 42 U.S. C. ss.ss.9601-9657, as amended) (collectively and individually, "Toxic or Hazardous Substances") have been generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Real Property except in accordance with applicable law; (ii) No Toxic or Hazardous Substances have been used in construction or maintenance of the improvements that are part of the Real Property; (iii) no activity has been undertaken on the Real Property that would cause, or contribute to cause (i) the Real Property to become a treatment, storage or disposal facility within the meaning of, or to be in violation of, the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss.6901, et seq, or any similar state law or local ordinance, (ii) a release or threatened release of Toxic or Hazardous Substances from the Real Property within the meaning of, or any other violation of , CERCLA, or any similar state law or local ordinance, or
          (iii) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. ss.1251, et seq, or the Clean Air Act, 42 U.S.C. ss.7401, et seq, or any similar state law or local ordinance; (iv) there are no substances or conditions in or on the Real Property that may support a claim or cause of action under RCRA, CERCLA or any other federal, state or local environmental statutes, regulations, ordinances or other environmental regulatory requirements, including without limitation the Minnesota Environmental Response and Liability Act, Minn. Stat. 115B ("MERLA") and the Minnesota Petroleum Tank Release Cleanup Act, Minn. Stat. 115C; and
          (v) there have been noabove ground or underground tanks located in or about the Real Property except such tanks, if any, that have been duly registered with all appropriate regulatory and governmental bodies and are otherwise in compliance with applicable federal, state and local statutes, regulations, ordinances and other regulatory requirements.

          (j) Use of Property. To the best of Seller's actual knowledge, the Real Property is usable for its current uses without violating any federal, state, local or other governmental building, zoning, health, safety, platting, subdivision or other law, ordinance or regulation or any applicable private restriction, and it shall be a condition to Purchaser's obligation to close that the current uses not violate such laws, ordinances, regulations or restrictions.

         5B. Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller the following as a material inducement to enter into this
Agreement:

                           (a) Organization and Standing of Purchaser. Purchaser
                  is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Minnesota.

                           (b)  Execution,  Delivery,  Performance  and  Binding
                  Effect. The execution, delivery and performance of this Agreement and all other agreements and documents executed and delivered by Purchaser in connection with this Agreement ("Purchaser's Related Agreements") and the consummation by Purchaser of the transactions contemplated by this Agreement and the Purchaser's Related Agreements have been duly authorized by all necessary company action, including by Purchaser's board of governors. Purchaser has power and authority to enter into and perform its obligations under this Agreement and each of the Purchaser's Related Agreements. Delivery and performance by Purchaser of this Agreement and Purchaser's Related Agreements will not conflict with, violate any provision of, result in the breach of, or constitute a default under (i) Purchaser's articles of organization or any member voting agreement or member control agreement, (ii) any federal or state law, rule or regulation, (iii) any order, judgment, injunction or other action of any court, or (iv) any contract or agreement, including without limitation any security agreement or credit or loan agreement, by which Purchaser is bound. This Agreement and the Purchaser's Related Agreements constitute legal, valid and binding obligations of Purchaser enforceable against it in accordance with their respective terms.

                           (c) Consents. Purchaser's execution, delivery and performance of this Agreement and the Purchaser's Related
                  Agreements do not require the consent, approval or authorization of any person not a Party to this Agreement.

                           5C.  Representations  and  Warranties  As of Closing.
                  Seller shall disclose to Purchaser at or prior to closing if any representation made by Seller herein becomes untrue. It shall be a condition to Purchaser's obligation to close that all representations, warranties, obligations and covenants made by Seller in this Agreement be true as of the Closing.

6. Real Estate Taxes and Special Assessments. The parties are entering into two leases (the "Leases") under which Purchaser will lease the Real Property to Seller. Under the Leases Seller, in the capacity of Tenant, is responsible for paying all real estate taxes, and installments of special assessments payable therewith. The provisions regarding payment of such impositions is hereby incorporated herein by reference, and no pro-ration of such impositions shall be required at Closing. If, at Closing, there exist unpaid taxes for prior years, Closing Agent shall cause such taxes to be paid out of the proceeds of closing.

7. Costs and Prorations; Roof Repair. Except as specifically provided otherwise in this Agreement, Seller and Purchaser will allocate and pay the following costs in connection with this Agreement and the sale and purchase transaction which is the subject of this Agreement.

                           (a) Seller will pay the fees and expenses of the Closing and the Closing Agent, including without limitation fees related to the trust account described in Section 2(a), above, and Closing Agent's services pursuant to said trust account.

                           (b) Seller  will pay all state or local  transfer  or
                  deed tax in connection with the Deed. Purchaser will pay recording charges for recording the Deed.

                           (c) Seller will pay previous charges owing to Peterson Real Estate, Inc. for consulting fees relating to the Real Property, in the amount of Nine Thousand Five Hundred Dollars ($9,500). In addition, Seller will pay or reimburse Purchaser for all consulting, legal, accounting, title insurance and other fees or expenses which are incurred by Purchaser directly in connection with this Agreement, the Leases, or to the transactions which are the subject of any of them, up to an aggregate total amount of Thirty Thousand Dollars ($30,000). Except as set forth above in this Section 7(c), each Party will pay all of its respective attorneys' fees in connection with the negotiation and preparation of this Agreement and Closing; provided, however, that in the event of default hereunder, the defaulting Party will pay all reasonable attorneys' fees and costs incurred by the non-defaulting Party in connection with the enforcement of the rights and remedies of the non-defaulting Party;

                           (d) Seller  will pay the costs of roof  repair to the
                  extent set forth in Section 7C, below.

         7A. If, and to the extent, any cost or fee will be payable by Seller under this Agreement, Purchaser will have the right, upon five (5) days' written notice to Seller, to pay such amount for the account of Seller and deduct the amount thereof from the funds due Seller at the Closing.

         7B. If Purchaser pays any expenses or incurs any costs which would be reimbursable by Seller at Closing, and if the Parties do not complete the Closing by that date set forth in Section 9, below, or by a mutually agreeable date subsequent to that date, Seller will reimburse Purchaser for said expenses or costs within ten (10) days following that date.

         7C. Roof Repair. The Parties acknowledge that the roofs on the buildings which comprise part of the Real Property require repair or replacement. Promptly upon execution of this Agreement, the Parties will engage a mutually acceptable roofing consultant, roofing contractor or other knowledgeable person to examine those roofs and to advise the Parties the extent and projected costs to repair or replace in a manner reasonably acceptable to Purchaser. Purchaser will withhold an amount equal to said projected costs from the Purchase Price and will proceed with such repair or replacement of the roofs promptly following the Closing. If the sum of the fees and expenses of the said consultant, contractor or other person plus Purchaser's direct, out of pocket costs of such repair or replacement (the "Total Cost") is less than the said projected costs, Purchaser will pay the difference to Seller within thirty (30) days after receiving the final statement or statements for such costs. If the Total Cost is more than the said projected costs, Seller will pay the difference to Purchaser within thirty (30) days after receiving a copy of said final statement or statements. Seller may at its expense audit Purchaser's records relating to such costs; such audit will be conducted within sixty (60) days after Seller receives a final statement of Purchaser's costs, and Seller will conduct it during normal business hours at Purchaser's place of business or other location in Hennepin County, Minnesota, determined by Purchaser. Purchaser presently estimates that the Total Cost will be approximately Two Hundred Thirty Thousand Dollars ($230,000).

8. Conditional Agreement. Unless waived by Purchaser in writing, or by failure to object in writing within the applicable times set forth herein, Purchaser's obligation to complete the purchase which is the subject of this Agreement will be subject to and conditional upon each of the following:

          (a) Leases. Seller and Purchaser shall have reached agreement on the business and legal terms and entered into leases for the 76th Street Property and the 77th Street Property, respectively ("Lease" or "Leases"). Unless the Parties agree on the terms of the Leases, neither party will be obligated to close the transaction which is the subject of this Agreement.

          (b) Use of Proceeds. Seller shall have executed that Agreement On Use of Proceeds attached to this Agreement as Exhibit F. Unless both Parties execute that Agreement, they will not close the purchase which is the subject of this Agreement.

          (c) No Conflict of Interest. The material facts as to this Agreement and the transaction which is the subject of this Agreement and as to John G. Lindell's interests as a director of Seller and as a member of Purchaser shall have been fully disclosed or known to Seller's shareholders or board of directors and the shareholders or directors, respectively, shall have approved, authorized or ratified said transaction, so that neither this Agreement nor the said transaction is made void or voidable by Lindell's being a party, pursuant to the provisions of Minnesota Corporation Act Section 302A.255, subd. 1; and Seller shall have delivered to Purchaser a copy, certified by the chief executive officer of Seller, of the shareholders' or the directors' action acknowledging their knowledge of Lindell's interests and approving, authorizing or ratifying this Agreement and the said transaction.

          (d) Satisfaction of Mortgage. The Seller shall have delivered to Purchaser documentation of satisfaction of the Mortgage described in
          Section 4D, above, in such form as required by Chicago Title to issue the Title Policy described in Section 4(a), above.

          (e) Financial Plans. The Board of Directors of Seller shall have completed, reviewed and formally approved an operating plan and financial forecasts for Seller for the fiscal year ending March 31, 1999; and Seller shall have delivered to Purchaser copies of said plan and forecasts.

          (f) Representations and Warranties. The representations and warranties of Seller contained in this Agreement must be true on the Closing Date as if made on the Closing Date and Seller shall have delivered to Purchaser at Closing a certificate dated the Closing Date, signed by an authorized representative of Seller, certifying that such representations and warranties are true as of the Closing Date ("Representations Certificate").

          (g) Performance By Seller. Seller shall have performed all of the obligations required to be performed by Seller under this Agreement, as and when required by this Agreement.

          (h) Title. Title shall have been found acceptable, be made acceptable, or the title objection waived in accordance with the requirements and terms of Section 4, above.

          (i)   Environmental   Report.   Purchaser  shall  have  approved,   in
          Purchaser's reasonable discretion, the Phase I Environmental Report described in Section 3B, above.

          (j) Testing. Purchaser shall have determined, in Purchaser's reasonable discretion, that it is satisfied with the results of any testing which it may have caused to be conducted relating to the matters disclosed by the Phase I Environmental Report.

          (k) Document Review. Purchaser shall have determined, in Purchaser's reasonable discretion, that it is satisfied with its review and analysis of the Contracts, Permits, Warranties, Plans and Records described in Section 1, above.

          (l) No Adverse Action. There shall not exist any lawsuit or other proceeding challenging the transaction which is the subject of this Agreement, or which might adversely affect the right of Purchaser to own, operate, lease or use the Real Property after the Closing Date, nor shall any such action or proceeding have been threatened.

          (m) Other Conditions. The other conditions to Purchaser's obligation to close set out elsewhere in this Agreement shall have been satisfied or waived by Purchaser on or before the Closing. By the act of Closing, Purchaser shall be deemed to have found all conditions to closing in favor of Purchaser to have been satisfied or waived; provided, however, that nothing contained in this Section 8(m) shall be deemed to waive or terminate any representations or warranties made in this Agreement by Seller.

9. Closing. The closing of the purchase and sale transaction which is the subject of this Agreement ("Closing") will take place at the Closing Agent's offices on or before June 25, 1998, except that said date will be delayed for any of the periods for correcting title as set forth in Sections 4A, 4B or 4C, above. Notwithstanding anything to the contrary set forth in the preceding sentence or elsewhere in this Agreement, if the Closing does not take place on or prior to June 24, 1998, this Agreement will terminate.

         9A. At the Closing, Seller will deliver to Purchaser possession of the Real Property and keys to all locks in the buildings thereon and will execute and deliver to Purchaser, or cause to be delivered to Purchaser, the following:

                         (a) A Warranty  Deed  ("Deed") in the form set forth in
                    Exhibit G attached to this Agreement, conveying the Real Property to Purchaser, free and clear of all liens, charges and encumbrances other than those encumbrances permitted pursuant to Section 5A(d) above;

                         (b) A Warranty Bill of Sale, in form reasonably satisfactory to Purchaser, conveying the Personal Property, if any, to Purchaser, free and clear of all encumbrances;

                         (c) An Assignment of the Contracts, Permits and Warranties described in Section 1, above, conveying such Contracts, Permits and Warranties, if any, with warranties, free and clear of all encumbrances, and with the consent of all parties having a right to consent to such assignment;

                         (d) The Plans  and  Records  described  in  Section  1,
                    above, if any;

                         (e) The  executed  Leases  Described  in Section  8(a),
                    above, and all security deposits and prepaid rents under the Leases;

                         (f) An affidavit  that on the Closing Date there are no
                    outstanding,    unsatisfied   judgments,    tax   liens   or
                    bankruptcies against or involving Seller;

                         (g)  A  FIRPTA   affidavit   duly  executed  by  Seller
                    confirming that Seller is not a "foreign entity";

                         (h) All owner's duplicate certificates of title for the
                    Real Property;

                         (i) Copies of all  blueprints,  plans,  specifications,
                    manuals, warranties and guarantees relating to the Real Property, if any, to the extent such items are in Seller's possession or control;

                         (j) A Certificate of the Secretary of State of Minnesota that Seller is in good standing in said State as of a date not earlier than five (5) business days prior to the Closing Date;

                         (k)  The  Representations   Certificate   described  in
                    Section 8(f), above;

                         (l) Evidence reasonably  satisfactory to Purchaser that
                    this Agreement and all Seller's Related Agreements have been validly authorized, executed and delivered and each is enforceable in accordance with its terms.

                  9B. At the Closing, Purchaser will pay to Seller the Purchase Price in accordance with Section 2, above, and will deliver to Seller the following:

                    (a) A Certificate of the Secretary of State of Minnesota that Purchaser is in good standing in said State as of a date not earlier than five (5) business days prior to the Closing Date;

                    (b) An opinion of Purchaser's counsel that this Agreement and all Purchaser's Related Agreements have been validly authorized, executed and delivered and each is enforceable in accordance with its terms.

10.      Damage, Destruction and Eminent Domain.

                         (a) If, prior to closing, the Real Property or any part
                    thereof shall be damaged or destroyed by any cause, Purchaser will have the right, by giving notice to Seller within thirty (30) days following actual notice of the occurrence of such damage or destruction, to terminate this Agreement, in which case this Agreement will become null and void. If Purchaser elects to proceed and to consummate the purchase which is the subject of this Agreement, despite such damage or destruction, there will be no reduction in or abatement of the Purchase Price, and Seller will assign to Purchaser all of Seller's right, title and interest in and to all insurance proceeds resulting, or to result, from said damage or destruction.

                         (b) If, prior to closing, the Real Property or any part
                    thereof shall be taken by, or is under threat of taking by, eminent domain, Purchaser will have the right, within thirty
                    (30) days of receipt by Purchaser of Seller's written notice to Purchaser of such eminent domain proceeding or threat thereof, to terminate this Agreement, in which case this Agreement will become null and void. If Purchaser elects to proceed and to consummate the purchase which is the subject of this Agreement despite said taking, there will be no reduction in or abatement of the Purchase Price, and Seller will assign to Purchaser all Seller's right, title and interest in and to any award made, or to be made, in the eminent domain proceedings, and Purchaser will have the option of representing the interests of the landowner in said proceedings.

11. This Section 11 has been intentionally left blank.

12. Assignment. Purchaser will have the right to assign its interest under this Agreement to any related person or entity without first obtaining the consent of Seller; provided that Purchaser prior to the assignment or contemporaneously therewith gives Seller notice thereof, a copy of the assignment document, and the name and address of the assignee for notice purposes. Any such assignment by Purchaser will not affect Purchaser's obligations under the terms of this Agreement.

13. Survival. All of the terms, covenants, conditions, representations, warranties and agreements contained in this Agreement will survive the Closing and will continue in full force and effect and be enforceable after the Closing.

14. Notice. Any notice required or permitted to be given to either Party will be deemed given (a) when personally delivered to or served upon the Party, or (b) on the date of delivery shown on the receipt if deposited in the U.S. certified mail, postage prepaid, return receipt requested, properly addressed as set forth below, or (c) on the date of delivery shown on the receipt if sent by reputable overnight courier, properly addressed as set forth below:

                  If to Seller:             NORTHWEST TELEPRODUCTIONS, INC.
                                            4000 West 76th Street
                                            Edina, Minnesota 55435
                                            Attention:  Chief Financial Officer

                  If to Purchaser:          LINDUE, LLC
                                            c/o Pierson & Pierson
                                            Attorneys at Law
                                            1055 East Wayzata Boulevard
                                            Suite 203
                                            Wayzata, Minnesota 55391

Seller or Purchaser may change its address for the service of notice hereunder by providing ten (10) days' prior written notice of said change to the other Party, in the manner above specified.

15. Captions. The section headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

          (a) Other than the Leases set forth above in Section 8(a) and any other agreement or agreements specifically authorized or provided for by the terms of this Agreement, this Agreement constitutes the entire and complete agreement between the Parties and supersedes any prior oral or written agreements between the Parties with respect to the Real Property, the Personal Property, the Real Property or any transaction or transactions referred to in this Agreement.

          (b) There are no verbal understandings or agreements which in any way change the terms, covenants and conditions herein set forth. No amendment, revision or modification of this Agreement and no waiver of any of its terms or conditions will be effective unless it is in writing and signed by the Parties and notarized.

17. Binding Effect. All covenants, agreements, warranties and provisions of this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. When used herein, the singular will include the plural, the plural will include the singular, and the use of one gender will include all other genders, as and when the context so requires.

18. Controlling Law. This Agreement has been made and entered into under the laws of the State of Minnesota, and said laws will control the interpretation of this Agreement.

19. Remedies. If Purchaser shall default in its obligations hereunder, the sole remedy available to Seller will be to terminate this Agreement, and upon such termination Seller will retain the Earnest Money as liquidated damages, and neither Party will have any further rights or obligations hereunder. Except as specifically set forth otherwise in this Agreement, Purchaser will not be liable for specific performance or damages. If Seller shall default in Seller's obligations hereunder, the sole remedies available to Purchaser will be (i) to terminate this Agreement by written notice to Seller, and upon such termination to obtain the Earnest Money, plus interest, from Seller, in which event neither party will have any further rights or obligations hereunder, or (ii) to seek specific performance of this Agreement.

20. Severability. If any provision of this Agreement, or any application thereof, will be invalid or unenforceable, the remainder of this Agreement and any other application of such provision will not be affected thereby and will not be rendered invalid or unenforceable.

21. Time of Essence. Time is of the essence of this Agreement.

The Parties have caused this Agreement to be executed on this and the following page.

SELLER:                                     PURCHASER:
NORTHWEST TELEPRODUCTIONS, INC.             LINDUE, LLC

By:_____________________________            By:_________________________________

Its:   President                            Its:________________________________

WITNESSED:                                  WITNESSED:

______________________________              ____________________________________


______________________________              ____________________________________

                                    EXHIBIT A
                                Legal Description

                    TractR, Registered Land Survey No. 1218, Files of Registrar of Titles, County of Hennepin, Minnesota

                    Lot 1, Block 1, Edina Office Center 2nd Addition, according to the plat thereof on file or of record in the office of the Registrar of Titles, Hennepin County, Minnesota

                                    EXHIBIT B
                                Personal Property

                                      None

                                    EXHIBIT C
                                    Contracts

                                      None

                                    EXHIBIT D
                                    Permits F

                                      None